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                                                                    EXHIBIT 3.2










                                     BY-LAWS

                           AREA BANCSHARES CORPORATION

                             AS AMENDED AND RESTATED

                             THROUGH APRIL 15, 1996


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                                TABLE OF CONTENTS

                                                                                                                  Page

ARTICLE I   OFFICES...............................................................................................1
        SECTION 1.1:  Principal Office............................................................................1
        SECTION 1.2:  Other Offices...............................................................................1

ARTICLE II  MEETINGS OF SHAREHOLDERS..............................................................................1
        SECTION 2.1:  Annual Meeting..............................................................................1
        SECTION 2.2:  Special Meetings............................................................................1
        SECTION 2.3:  Notice of Meetings..........................................................................2
        SECTION 2.4:  Place of Meetings...........................................................................2
        SECTION 2.5:  Conduct of Meetings.........................................................................2
        SECTION 2.6:  Quorum......................................................................................2
        SECTION 2.7:  Voting of Shareholders......................................................................2
        SECTION 2.8:  Voting Record...............................................................................3

ARTICLE III  BOARD OF DIRECTORS...................................................................................3
        SECTION 3.1:  Board of Directors..........................................................................3
        SECTION 3.2A: Director Retirement.........................................................................4
        SECTION 3.2B: Director Emeritus...........................................................................4
        SECTION 3.2C: Miscellaneous...............................................................................4
        SECTION 3.2D: Grandfather Provision.......................................................................4
        SECTION 3.3:  Regular Meetings............................................................................5
        SECTION 3.4:  Special Meetings............................................................................5
        SECTION 3.5:  Conduct of Meetings.........................................................................5
        SECTION 3.6:  Quorum......................................................................................6

ARTICLE IV  MANAGEMENT COMMITTEES.................................................................................6
        SECTION 4.1:  Committees..................................................................................6
        SECTION 4.2:  Committee Policies..........................................................................6

ARTICLE V  OFFICERS...............................................................................................6
        SECTION 5.1:  Officers....................................................................................7
        SECTION 5.2:  Term of Office..............................................................................7
        SECTION 5.3:  Chairman of the Board.......................................................................7
        SECTION 5.4:  Vice Chairman of the Board..................................................................7
        SECTION 5.5:  The President...............................................................................7
        SECTION 5.6:  The Vice President..........................................................................8
        SECTION 5.7:  The Secretary...............................................................................8
        SECTION 5.8:  The Treasurer...............................................................................8

ARTICLE VI  CORPORATE SEAL........................................................................................9
        SECTION 6.1:  Seal........................................................................................9
        SECTION 6.2:  Affixing and Attesting......................................................................9

ARTICLE VII  MISCELLANEOUS........................................................................................9
        SECTION 7.1:  Signatures on Negotiable Instruments........................................................9



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

                                                                                                                Page
        SECTION 7.2:  Execution of Contracts and Other Instruments................................................9
        SECTION 7.3:  Shares of Other Corporations...............................................................10

ARTICLE VIII  AMENDMENTS.........................................................................................10
        SECTION 8.1:  Amendments.................................................................................10



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                                     BY-LAWS
                           AREA BANCSHARES CORPORATION
                             AS AMENDED AND RESTATED
                             THROUGH APRIL 15, 1996


                                   ARTICLE I

                                    OFFICES

SECTION 1.1: Principal Office: The principal office and place of business of the Corporation shall be at 230 Frederica Street, Owensboro, Kentucky.

SECTION 1.2: Other Offices: The Corporation may establish, continue, or discontinue from time, such other offices and places of business as may be deemed proper for the conduct of the Corporation's business.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

SECTION 2.1: Annual Meeting: The annual meeting of shareholders for the election of the Directors and transaction of such other business as may properly come before the meeting shall be held in May of each year, on a date and at a time to be timely agreed upon by the Board.

SECTION 2.2: Special Meetings: Special meetings of shareholders may be called by the Board of Directors or the holders of not less than one-fifth (1/5) of all shares entitled to vote at the meeting.



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SECTION 2.3: Notice of Meetings: Written notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be deposited by or at the direction of the Chairman of the Board, the President, the Secretary or the persons calling the meeting, in the United States mail, postage prepaid, not less than ten (10) nor more than fifty (50) days before the date of the meeting, addressed to each shareholder of record entitled to vote at the meeting at his address as it appears on the stock transfer books of the Corporation.

SECTION 2.4: Place of Meetings: Meetings of shareholders shall be held at the principal office of the Corporation, unless the Board of Directors shall fix another place for the holding of any such meeting.

SECTION 2.5: Conduct of Meetings: The Chairman of the Board, or in his absence, the Vice Chairman, shall preside at all shareholders' meetings. The Secretary of the Corporation, or any other person designated by the officer presiding, shall act as secretary of the meeting.

SECTION 2.6: Quorum: A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If there is less than a quorum, the meeting may be adjourned until such time as a quorum is present, but no such adjournment shall be for more than thirty (30) days.

SECTION 2.7: Voting of Shareholders: A shareholder may vote in person or by proxy executed in writing by the Shareholder or by his duly authorized attorney in fact. No proxy shall be valid



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after eleven (11) months from the date of its execution, unless otherwise provided in the proxy, but in no event shall a proxy, unless coupled with an interest, be voted after three (3) years from the date of its execution. All proxies shall be filed with the Secretary at or prior to the time of voting. Except as a replacement for a bona fide nominee, no person shall be eligible for election as a Director of the Corporation at a meeting of shareholders unless a shareholder eligible to vote thereon shall have placed such person's name in nomination by written notice delivered to the President or Secretary of the Corporation at its principal office not less than seventy-two (72) hours prior to the scheduled time for the election.

SECTION 2.8: Voting Record: The Officer of the Corporation having charge of the stock transfer books for shares of the Corporation shall make a complete record of shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

                                   ARTICLE III

                               BOARD OF DIRECTORS

SECTION 3.1: Board of Directors: The business and affairs of the Corporation shall be managed by a Board of not less than five (5) nor more than twelve (12) directors.


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SECTION 3.2A: Director Retirement: Directors will be considered to be retired from the Board and will not be considered for re-election as a regular Director at the Annual Meeting following his or her seventieth (70th) birthday.

SECTION 3.2B: Director Emeritus: A Director who has served on the Board of Directors for twenty (20) years will be elected for life as a Director Emeritus at the first annual shareholders meeting following his or her seventieth (70th) birthday. Each Director Emeritus is encouraged to attend each monthly meeting of the Board of Directors and he or she will be paid a fee of $100 per month for his or her advice and counsel whether in attendance or absent from the monthly meeting. Director Emeritus will have all the rights and privileges of regular Directors except the power to vote, which effectively eliminates all personal liability.

SECTION 3.2C: Miscellaneous: A Director whose occupational or professional status has changed since first being elected may be re-elected as a regular director for one (1) year at the next Annual Meeting. He or she will qualify as a Director Emeritus if they have served the required twenty (20) years.

SECTION 3.2D: Grandfather Provision: All Directors elected at the Annual Meeting held April 15, 1996, will be excluded from the requirements of Sections 3.2A, 3.2B, and 3.2C, but may at their election request the status of Director Emeritus regardless of length of service.

Exceptions to the rules for Director's qualifications may be made by the Holding Company Board of Directors when recommended by the President on an individual basis.



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SECTION 3.3: Regular Meetings: Regular meetings of the Board of Directors shall be at 2:00 P.M. on the third (3rd) Monday of January, March, April, June, August, October and December, unless another day is fixed by the Chairman of the Board, or in his absence, Vice Chairman. If the date of a regular meeting is changed by the Chairman or Vice Chairman, notice of the meeting shall be given as in the case of special meetings. Otherwise, no notice of a regular meeting need be given, but the secretary shall follow the practice of sending reminders.

SECTION 3.4: Special Meetings: Special meetings of the Board of Directors shall be called by the Secretary at the direction of the Chairman of Vice Chairman in his absence, or upon the written request of any three (3) directors or a simple majority of the then named directors specifying the purpose or purposes of the meeting. Under normal circumstances, notice of any special meeting shall be mailed to each director, postage prepaid by, or at the direction of, the Chairman of the Board, the Vice Chairman, the President or the Secretary, addressed to him at his residence or usual place of business, not less than five
(5) days before the meeting is to be held; but under unusual circumstances, any reasonable notice shall be sufficient, including one day's notice by telephone or by telegram directed to the director's residence or usual place of business.

SECTION 3.5: Conduct of Meetings: The Chairman, or in his absence, the Vice Chairman, shall preside at the meetings of the Board of Directors. The Secretary of the Corporation or such other person as may be designated by the officer presiding shall act as secretary of the meeting.



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SECTION 3.6: Quorum: A majority of the directors shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

                                   ARTICLE IV

                              MANAGEMENT COMMITTEES

SECTION 4.1: Committees: The Board may from time to time appoint management committees, consisting of officers and employees of the Corporation and having such powers and functions as the Board may prescribe. The members of each such committee shall serve at the pleasure of the Board, and the functions of each such committee may be suspended or terminated at any time by the Board. Each such committee shall keep such minutes and other records as it may deem advisable or as may be required by law or directed by the Board in the resolution establishing the committee.

SECTION 4.2: Committee Policies: Each such committee, if directed by the Board, shall submit a written policy governing its operation for approval of the Board.

                                    ARTICLE V

                                    OFFICERS

SECTION 5.1: Officers: The Officers of the Corporation shall consist of a Chairman of the Board, a Vice Chairman, a President, an Executive Vice President, a Secretary and a Treasurer. Any two or more offices may be held by the same person except of President and Secretary.



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SECTION 5.2: Term of Office. All officers shall hold office at the pleasure of and until removed by the Board of Directors. All officers shall be subject to the supervision and direction of the Board. The authority, duties or responsibilities of any officer of the Corporation may be suspended by the Chairman or the President with or without cause, and any officer elected or appointed by the Board may be removed by the Board with or without cause. Any vacancy occurring in any office, unless such office be abolished by the Board, may be filled at any meeting of the Board.

SECTION 5.3: Chairman of the Board. The Chairman shall be the Chief Executive Officer of the Corporation and shall have general executive powers as well as specific powers conferred by these By-laws. He shall preside at meetings of the Board of Directors and at meetings of the shareholders. The Chairman will be non-voting unless a tie exists in voting by other board members.

SECTION 5.4: Vice Chairman of the Board. The Vice Chairman of the Board shall have the authority of the Chairman upon the absence or inability of the Chairman to serve. He also shall not vote except in the event of a tie vote.

SECTION 5.5: The President. The President shall be the Chief Administrative Officer of the Corporation and shall have general administrative powers as well as the specific powers conferred by these By-laws. He shall have any and all powers and duties pertaining by law, regulation or practice to the office of President.



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SECTION 5.6: The Vice President. The Vice President shall perform such duties and have such powers as may from time to time be assigned to him by the Board of Directors, the Chairman, or the President.

SECTION 5.7: The Secretary. The Secretary shall attend to the giving of notice of meetings of shareholders and of the Board of Directors and committees thereof and shall keep minutes of proceedings at meetings of the shareholders and of the Board of Directors; shall have charge of the Corporate seal and authority to attest to any and all instruments or writings to which the same may be affixed; and shall generally perform all duties usually appertaining to the office of the Secretary. In the absence of the Secretary, an Assistant Secretary or another person designated by the Chairman of the Board shall perform such duties.

SECTION 5.8: The Treasurer. The Treasurer shall be the chief financial officer of the Corporation. He shall have the care and custody of all the funds of the Corporation and shall deposit the same in such banks or other depositories as the Board of Directors shall from time to time direct or approve. He shall keep a full accurate record of all moneys received and paid on account of the Corporation and shall render a statement of his accounts whenever the Board of Directors shall desire. He shall perform all other necessary acts and duties in connection with the administration of the financial affairs of the Corporation, and shall generally perform all the duties usually appertaining to the office of Treasurer.



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                                   ARTICLE VI

                                 CORPORATE SEAL

SECTION 6.1: Seal. The seal of the Corporation shall be in such form as may be approved from time to time, by the Board of Directors.

SECTION 6.2: Affixing and Attesting. In the absence of the Secretary or an Assistant Secretary, the seal of the Corporation may be affixed and attested by any other person or persons designated by the Chairman, or in his absence, the President.

                                   ARTICLE VII

                                  MISCELLANEOUS

SECTION 7.1: Signatures on Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officers or agents and in such manner as, from time to time, may be prescribed by resolution of the Board of Directors, or may be prescribed by any officer or officers, or any office and agent jointly, thereunto duly authorized by the Board of Directors.

SECTION 7.2: Execution of Contracts and Other Instruments. The Chairman, Vice Chairman, President, or such other officers or such other agents as the Board of Directors may from time to time authorize, shall each have in general, authority to execute contracts, bonds, deeds, and powers of attorney in the name of and on behalf of the Corporation.



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SECTION 7.3: Shares of Other Corporations. Except where another person is authorized by resolution of the Board, the Chairman or the President, or a proxy appointed by them, shall vote shares of any other corporation held by the Corporation. Unless the Chairman cannot be reached, such shares shall be voted, after consultation with him, as he may direct.

                                  ARTICLE VIII

                                   AMENDMENTS

SECTION 8.1: Amendments. The By-laws may be altered, amended, or repealed, from time to time, by the Board of Directors at any regular or special meeting.



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